Exhibit 99.2

Operating Metrics: Production Performance, Q2 2019

The table below presents the long term average production (LTA) for projects compared to actual production, including compensated curtailment:

Region	Q2 2019		Actual Results (% of LTA)	Resource Index (% of LTA) [1]
	LTA (GWh)	Production (GWh)

Eastern US	1,064	898	84%	87%
Western U.S.	697	697	100%	98%
Canada	475	425	89%	87%
Other	85	94	111%	111%
Total	2,321	2,114	91%	91%

1 Resource Index is defined as GWh that could have been produced from actual wind or solar during the period, divided by GWh that could have been produced from expected long term average resource.